UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2021

AYRO, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

AYRO, Inc.

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 512-994-4917

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AYRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and President

On September 21, 2021 (the “Resignation Date”), Rodney C. Keller, Jr., who served as the President and Chief Executive Officer of AYRO, Inc. (the “Company”) and as a member of the Company’s board of directors (the “Board”), tendered his resignation from his roles as an officer, employee and director of the Company, effective immediately. Mr. Keller’s resignation from the Board was not in connection with any disagreement between Mr. Keller and the Company, its management, the Board or any committee of the Board on any matter relating to the Company’s operations, policies or practices, or any other matter.

Voluntary Separation Agreement, Release and Consulting Agreement

On September 21, 2021, in connection with Mr. Keller’s resignation, the Company and Mr. Keller entered into a Voluntary Separation Agreement, Release and Consulting Agreement, dated September 20, 2021 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Keller will perform certain consultant services for the Company pertaining to matters and business of the Company for a period of not less than one month and not more than three months, depending on the employment status of Mr. Keller during such period (the “Consultancy Period”). During the Consultancy Period, Mr. Keller will be entitled to receive (i) a base salary of $20,833.30 per month, representing Mr. Keller’s base salary prior to the Resignation Date, (ii) a cash separation payment in the amount of $650,000.00, less applicable tax deductions and withholdings (the “Separation Payment”), with $312,500.00 of the Separation Payment payable within 14 days of the Resignation Date, subject to certain conditions being met, and the remainder being payable within 30 days of the last day of the Consultancy Period, and (iii) reimbursement for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for Mr. Keller, his spouse and dependents for a period of up to 18 months following the Resignation Date, provided that Mr. Keller has not obtained subsequent employment with comparable or better medical, vision and dental coverage. The Separation Agreement provides Mr. Keller the opportunity to revoke his acceptance of the Separation Agreement within eight calendar days of the Resignation Date, in which case the Separation Agreement shall not be effective and shall be deemed void.

In exchange for the consideration provided to Mr. Keller in the Separation Agreement, Mr. Keller and the Company have agreed to mutually waive and release any claims in connection with Mr. Keller’s employment, separation and resignation from the Company.

In connection with the execution of the Separation Agreement, Mr. Keller’s existing executive employment agreement, as amended (the “Prior Employment Agreement”), was terminated; provided, however, that certain surviving customary confidentiality provisions and restrictive covenants remain in full force and effect. The Separation Agreement also provides for certain customary covenants regarding confidentiality and non-disparagement.

Pursuant to Mr. Keller’s Prior Employment Agreement, all of his outstanding stock options and awarded shares will be delivered by the Company within ten days of the Resignation Date, to the extent such awards have not previously vested; provided, however that Mr. Keller has not exercised any revocation rights prior to the payment being due.

The description of the Separation Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Appointment of Chief Executive Officer

On September 22, 2021, the Board appointed Thomas M. Wittenschlaeger as Chief Executive Officer of the Company, effective as of September 23, 2021, to serve until a successor is chosen and qualified, or until his earlier resignation or removal. Mr. Wittenschlaeger, age 64, is an experienced executive with a background in the electric vehicle (“EV”) industry and vehicle technologies businesses. From August 2019 to September 2021, Mr. Wittenschlaeger served as chief executive officer of Nantmobility, Inc., an EV company in the micromobility segment. From February 2015 to July 2019, he served as an executive at FOX Factory, Inc., a developer of off-road and performance vehicle components, serving as President of its Powered Vehicles Group from February 2015 to June 2018, and as Chief Strategy Officer from June 2018 to July 2019. Prior to joining FOX Factory, Inc., Mr. Wittenschlaeger served as President of NantTronics, Inc., a wireless infrastructure and enabling technologies company, from November 2012 to January 2015. From December 2011 to November 2012 he served as chairman and chief executive officer of KeyOn Communications Holdings, Inc., during which time he guided the company through a business rationalization, comprehensive financial restructuring, asset divestiture and controlled wind-down and restored two businesses to operations from a shutdown state. During a 16-year stint at the Hughes Aircraft Company, he researched advanced technology products for the automotive market as well as for the military transport market decades in advance of their ultimate adoption. Mr. Wittenschlaeger holds a B.S. in electrical engineering from the United States Naval Academy and is a graduate of the Executive Program in Management, Business Administration, and Operations at the Anderson School of Management, University of California at Los Angeles. His portfolio of patents includes IP in vehicle damper tuning, wireless infrastructure, cyber resiliency and supercomputing.

There is no family relationship between Mr. Wittenschlaeger and any director or executive officer of the Company. There are no transactions between Mr. Wittenschlaeger and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Executive Employment Agreement

In connection with Mr. Wittenschlaeger’s appointment, on September 23, 2021, the Company entered into an executive employment agreement (the “Employment Agreement”) with Mr. Wittenschlaeger setting forth the terms and conditions of Mr. Wittenschlaeger’s employment as the Company’s Chief Executive Officer, effective September 23, 2021. Pursuant to the Employment Agreement, Mr. Wittenschlaeger will serve as the Chief Executive Officer of the Company for a two-year initial term commencing on September 23, 2021, which term may be renewed for up to three successive one-year terms, unless earlier terminated by either party in accordance with the terms of the Employment Agreement. Subject to approval of the Company’s stockholders, Mr. Wittenschlaeger shall also serve as a member of the Board.

The Employment Agreement provides that Mr. Wittenschlaeger will be entitled to receive an annual base salary of two hundred-eighty thousand dollars ($280,000), payable in equal installments semi-monthly pursuant to the Company’s normal payroll practices. For the 2021 fiscal year, Mr. Wittenschlaeger is eligible to receive a partial bonus as determined by the Board, based upon the achievement of short-term target objectives and performance criteria as agreed upon by Mr. Wittenschlaeger and the Board, with such partial bonus payable no later than March 15, 2022. Mr. Wittenschlaeger is also eligible to receive, for subsequent fiscal years during the term of his employment, periodic bonuses up to 50% of his annual base salary upon achievement of target objectives and performance criteria, payable on or before March 15 of the fiscal year following the fiscal year to which the bonus relates. Targets and performance criteria shall be established by the Board after consultation with Mr. Wittenschlaeger, but the evaluation of Mr. Wittenschlaeger’s performance shall be at the Board’s sole discretion. The Employment Agreement also entitles Mr. Wittenschlaeger to receive customary benefits and reimbursement for ordinary business expenses and relocation expenses of $15,000.

In connection with Wittenschlaeger’s appointment and as an inducement to enter into the Employment Agreement, the Company granted Mr. Wittenschlaeger 450,000 shares of the Company’s restricted common stock, pursuant to a restricted stock award agreement entered into by the Company with Mr. Wittenschlaeger on September 23, 2021 (the “Restricted Stock Award Agreement”), which shares shall vest in tranches of 90,000 shares upon the achievement of certain stock price, market capitalization and business milestones. The description of the Restricted Stock Award Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Restricted Stock Award Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

The Company may terminate Mr. Wittenschlaeger’s employment due to death or disability, for cause (as defined in the Employment Agreement) at any time after providing written notice to Mr. Wittenschlaeger, and without cause at any time upon thirty days’ written notice. Mr. Wittenschlaeger may terminate his employment without good reason (as defined in the Employment Agreement) at any time upon thirty days’ written notice or with good reason, which requires delivery of a notice of termination within ninety days after Mr. Wittenschlaeger first learns of the existence of the circumstances giving rise to good reason, and failure of the Company to cure the circumstances giving rise to the good reason within thirty days following delivery of such notice.

If Mr. Wittenschlaeger’s employment is terminated by the Company for cause or if Mr. Wittenschlaeger resigns, Mr. Wittenschlaeger shall receive, within thirty days of such termination, any accrued but unpaid base salary and expenses required to be reimbursed pursuant to the Employment Agreement. If Mr. Wittenschlaeger’s employment is terminated due to his death or disability, Mr. Wittenschlaeger or his estate will receive the accrued obligation Mr. Wittenschlaeger would have received upon termination by the Company for cause or by Mr. Wittenschlaeger by resignation, and any earned, but unpaid, bonus for services rendered during the year preceding the date of termination.

If Mr. Wittenschlaeger’s employment is terminated by the Company without cause (as defined in the Employment Agreement) or upon non-renewal or by Mr. Wittenschlaeger for good reason, Mr. Wittenschlaeger is entitled to receive the accrued obligation Mr. Wittenschlaeger would have received upon termination by the Company for cause or by Mr. Wittenschlaeger by resignation, and any earned, but unpaid, bonus for services rendered during the year preceding the date of termination. In addition, subject to compliance with the restrictive covenants set forth in the Employment Agreement and the execution of a release of claims in favor of the Company, the Company will pay the following severance payments and benefits: (i) an amount equal to twelve months’ base salary, payable in equal monthly installments over a twelve-month severance period; (ii) an amount equal to the greater of (x) the most recent annual bonus earned by Mr. Wittenschlaeger, (y) the average of the immediately preceding two year’s annual bonuses earned by Mr. Wittenschlaeger, or (z) if Mr. Wittenschlaeger’s termination of employment occurs during the first calendar year of the initial employment term before any annual bonus for a full twelve-month period of service has been paid, then the target bonus Mr. Wittenschlaeger is eligible for under the Employment Agreement; provided that, other than the first year of the Employment Agreement, no bonus amount shall be payable if the bonuses for the year of termination are subject to achievement of performance goals and such performance goals are not achieved by the Company for such year; and (iii) an amount intended to assist Mr. Wittenschlaeger with his post-termination health coverage, provided however, he is under no obligation to use such amounts to pay for continuation of coverage under the Company’s group health plan pursuant to COBRA.

If Mr. Wittenschlaeger’s employment is terminated by the Company without cause or by Mr. Wittenschlaeger for good reason or upon non-renewal within 12 months following a change in control (as defined in the Employment Agreement), Mr. Wittenschlaeger shall receive the severance payments and benefits he would receive in the event that the Company terminates Mr. Wittenschlaeger’s employment without cause or upon non-renewal or by Mr. Wittenschlaeger for good reason set forth above. In addition, certain performance milestones for his equity award will be waived, and certain unvested restricted shares shall immediately vest and no longer be subject to any holding period.

The Employment Agreement also contains customary provisions relating to, among other things, confidentiality, non-competition, non-solicitation, non-disparagement, and assignment of inventions requirements.

The description of the Employment Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 24, 2021, the Company issued a press release announcing the resignation of Mr. Keller and the appointment of Mr. Wittenschlaeger as the Company’s Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

The information included under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Voluntary Separation Agreement, Release and Consulting Agreement, by and between the Company and Rodney Keller, Jr., dated as of September 20, 2021.

10.2	Restricted Stock Award Agreement, by and between the Company and Thomas M. Wittenschlaeger, dated as of September 23, 2021.

10.3	Employment Agreement, by and between the Company and Thomas M. Wittenschlaeger, effective as of September 23, 2021.

99.1	Press Release, dated September 24, 2021 (furnished pursuant to Item 7.01).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYRO, INC.

Date: September 24, 2021	By:	/s/ Thomas M. Wittenschlaeger
Thomas M. Wittenschlaeger
Chief Executive Officer